ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS
For more information regarding the content	For Immediate Release
of this news release, please contact:

Michael Lawson	News Release No.: 07-25
(216) 797-8798	Release Date: October 25, 2007

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS

Cleveland, Ohio - October 25, 2007 - Associated Estates Realty Corporation (NYSE: AEC) today reported net loss available to common shareholders of $4.0 million or $0.24 per common share (basic and diluted), for the third quarter ended September 30, 2007, compared with net loss available to common shareholders of $7.9 million or $0.47 per common share (basic and diluted), for the third quarter ended September 30, 2006.  The third quarter 2006 results included gains from property sales of approximately $0.20 per share and defeasance costs of $0.44 per share.

Funds from operations (FFO) for the quarter were $0.29 per common share (basic and diluted), compared with a negative $0.19 per common share (basic and diluted), for the third quarter ended September 30, 2006. FFO adjusted for defeasance and/or other prepayment costs of $7.5 million ("FFO as adjusted") for the third quarter 2006 was $0.26 per share (basic and diluted).

"The 11.5 percent improvement in FFO as adjusted is a direct result of the initiatives we have undertaken to improve the operating performance of our portfolio, lower our interest costs, sell lower margin assets and buy properties in faster growing markets," said Jeffrey I. Friedman, Chairman, President and CEO.

A reconciliation of net (loss) income to FFO and FFO as adjusted applicable to common shares is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8K.

Total revenue for the quarter was $39.4 million compared with $35.2 million for the third quarter of 2006, an increase of 11.9 percent.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Same Community (Market-Rate) Portfolio Results

Revenues for the quarter from the Company's same community portfolio were up 3.9 percent, and total property operating expenses for the same community portfolio increased 8.1 percent, resulting in a 0.5 percent increase in net operating income (NOI), compared with the third quarter of 2006.  Physical occupancy was 95.7 percent at the end of the third quarter of 2007 compared with 95.8 percent at the end of the third quarter of 2006.  For the third quarter, the average net collected rent per unit for the same community properties increased 3.5 percent to $817 per month, compared with the third quarter of 2006.   Net collected rent per unit for the Company's same community Midwest portfolio grew 4.1 percent, while net collected rent per unit for the Company's same community properties in the Mid-Atlantic/Southeast markets grew 2.0 percent.

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investor Relations" section of the Company's web site at www.aecrealty.com, or by clicking on the following link: http://ir.aecrealty.com/results.cfm.

Year to Date Performance

For the nine months ended September 30, 2007, net income applicable to common shares was $4.0 million or $0.23 per share compared to net income applicable to common shares of $9.9 million or $0.58 per share for the period ended September 30, 2006.  The results for the nine month period ended September 30, 2007 include gains from property sales of $1.00 per share compared to gains from property sales of $2.24 per share for the nine months ended September 30, 2006.  In addition, the results for the nine month period ended September 30, 2007 include defeasance and/or other prepayment costs of $0.25 per share compared to defeasance and/or other prepayment costs of $0.86 per share for the nine months ended September 30, 2006.

Funds from operations for the nine months ended September 30, 2007 were $0.66 per share.  The results include defeasance and/or other prepayment costs of $4.2 million, or approximately $0.25 per share associated with the repayment of $62.9 million in debt and $172,000, or approximately $0.01 per share, of costs associated with the repurchase of 111,500 depository shares of the Company's Class B Preferred Shares.  Excluding these costs, FFO as adjusted for the period ended September 30, 2007 would have been $0.92 per share.  Included in the Company's nine month results was the contribution of $1.6 million or approximately $0.09 per common share related to the settlement of a lawsuit.

Revenues for the nine month period ended September 30, 2007 for the Company's same community portfolio were up 4.5 percent and total property operating expenses for the same community portfolio increased 4.1 percent, resulting in a 4.9 percent increase in NOI compared with the same period in 2006.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Stock Repurchases

As of the release date, the Company repurchased 1,021,200 shares of the Company's common stock for $13.6 million, at an average price of $13.30 per share, leaving $5.9 million available under the previously board authorized $50.0 million stock repurchase program.

2007 FFO as Adjusted Outlook

The Company is increasing its expectations for full year FFO as adjusted, which excludes defeasance, other prepayment and preferred share repurchase costs, to a range of $1.21 to $1.25 per share, up from the Company's previous guidance of $1.19 to $1.23 per share.  Assumptions relating to the Company's earnings guidance can be found on page 24 of the supplemental fact book.

Conference Call

A conference call to discuss the results will be held today, Thursday, October 25, at 2:00 p.m. (ET). To participate in the call:

Via Telephone: The dial in number is 800-862-9098 and the pass code is "Estates."

Via the Internet (listen only): Access the Investor Relations page on the Company's website at www.aecrealty.com.  Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  Select the "Live Webcast" link at the top of the page and follow the brief instructions to register for the event.  The webcast will be archived through November 8, 2007.

Company Profile

Associated Estates Realty Corporation is a real estate investment trust ("REIT"), headquartered in Richmond Heights, Ohio, a suburb of Cleveland.  The Company directly or indirectly owns, manages or is a joint venture partner in 98 multifamily properties containing a total of 19,909 units located in ten states.  For more information about the Company, please visit its website at: www.aecrealty.com.

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FFO and FFO as adjusted are non-Generally Accepted Accounting Principle (GAAP) measures.  The Company generally considers FFO and FFO as adjusted to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.  A reconciliation of net (loss) income to FFO and FFO as adjusted applicable to common shares is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8K.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Safe Harbor Statement

This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2007 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; the ability of the Company to defease or prepay debt pursuant to its current plan; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liabilities, among others; changes in government regulations affecting our properties, the rents of which are subsidized and certain aspects of which are regulated by the United States Department of Housing and Urban Development ("HUD") and other properties managed by the Company; inability to renew current contracts with HUD for rent subsidized properties at existing rents; changes in or termination of contracts relating to third party management and advisory business; risks related to the Company's joint ventures; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which  they are located; and the Company's ability to acquire properties at prices consistent with our investment criteria.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS
	ASSOCIATED ESTATES REALTY CORPORATION
	Financial Highlights
	(in thousands, except per share data)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Total revenue	$39,368	$35,183	$113,297	$104,121
Net (loss) income	(2,821)	(6,671)	7,858	13,668
Net (loss) income applicable to common shares (1)	(4,022)	(7,933)	3,962	9,883

Add: Depreciation - real estate assets	8,210	7,772	23,131	23,386
Depreciation - real estate assets - joint ventures	24	242	505	720
Amortization of joint venture deferred costs	-	8	17	26
Amortization of intangible assets	753	163	792	819
Less: Gain on disposition of properties	-	(3,397)	(17,043)	(38,120)
Funds from Operations (FFO) (2)	4,965	(3,145)	11,364	(3,286)

	4,965	4,346	15,760	11,288
Funds from Operations (FFO) as adjusted (3)

Add: Depreciation - other assets	315	328	919	1,020
Depreciation - other assets - joint ventures	1	51	83	141
Amortization of deferred financing fees	299	255	810	792
Amortization of deferred financing fees - joint ventures	-	12	25	36
Less: Fixed asset additions	(2,999)	(1,944)	(6,670)	(5,262)
Fixed asset additions - joint ventures	(2)	(65)	(26)	(119)
Funds available for distribution (FAD) (4)	$2,579	$2,983	$10,901	$7,896

Per share:
Net (loss) income applicable to common shares - basic and diluted (1)	$(0.24)	$(0.47)	$0.23	$0.58
Funds from Operations - basic and diluted (2)	$0.29	$(0.19)	$0.66	$(0.19)
	$0.29	$0.26	$0.92	$0.66

Funds from Operations as adjusted - basic and diluted (3)
Dividends per share	$0.17	$0.17	$0.51	$0.51
Weighted average shares outstanding - basic and diluted	17,069	16,892	17,110	17,016

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

(1)	After dividends and original costs associated with the preferred share repurchase of $1,201, $1,262, $3,896 and $3,785, equivalent to $0.07, $0.08, $0.23, and $0.22 per common share, respectively.

(2)

The Company defines funds from operations (FFO) as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles (GAAP), adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(3)

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of defeasance costs and other prepayment costs of $4,224 for the nine months ended September 30, 2007 and $7,491 and $14,574 for the quarter and nine months ended September 30, 2006, respectively.  Also, added back is $172 of preferred stock repurchase costs for the nine months ended September 30, 2007. In accordance with GAAP, these prepayment costs are included as interest expense in the Company's Consolidated Statement of Operations. Also, in accordance with GAAP, the Company reclassified the original issuance costs associated with the repurchase of 111,500 depository shares of the Series B Preferred Shares for the nine months ended September 30, 2007.  The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(4)

The Company defines FAD as FFO as adjusted plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. Adjustments for joint ventures are calculated to reflect FAD on the same basis. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on AEC's website at www.aecrealty.com.  To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372.  For more information, access the Investor Relations "News" section of www.aecrealty.com.